UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Extension of Closing of Asset Purchase and Membership Interest Purchase Agreements

Effective July 31, 2023, a letter agreement (the “Letter Agreement”) was entered into among the parties (the “Parties”) to that certain (i) Closing Agreement—Asset Purchase Agreement On July 7, 2023 Wood Violet Fertility LLC (“Buyer”), a wholly owned subsidiary of INVO Bioscience, Inc. (the “Company”) entered into a closing agreement (the “APA Closing Agreement”) with Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), The Elizabeth Pritts Revocable Living Trust (“Seller”) and Dr. Elizabeth Pritts, an individual and sole trust of Seller (“Dr. Pritts”, and together with the Seller, the “Seller Parties” related to that certain Asset Purchase Agreement dated March 16, 2023 between the parties listed above – the “Asset Purchase Agreement”) and (ii) Closing Agreement—Membership Interest Purchase Agreement. On July 7, 2023, Buyer entered into a closing agreement (the “MIPA Closing Agreement”) with Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”), IVF Science, LLC and Dr. Pritts as trustee for the Elizabeth Pritts Revocable Living Trust (each a “FLOW Seller” and collectively the “FLOW Sellers”) and the Sellers’ Representative (as defined in that certain Membership Interest Purchase Agreement dated March 16, 2023 between the parties listed above (the “Membership Interest Purchase Agreement”). Capitalized terms defined below have the meanings set forth in the Asset Purchase Agreement and Membership Interest Purchase Agreement.

Under the terms the Letter Agreement, the Parties agreed as follows:

The Parties agreed that the Closing Date under each of the Asset Purchase Agreement and the Membership Interest Purchase Agreement shall be extended to August 10, 2023. In consideration of this extension, it was further agreed by the Parties that:

1.	Under the Asset Purchase Agreement, the Company will assume the inter-company loan owed by Wisconsin Fertility and Reproductive Surgery Associates, S.C., in the amount of $268,054.32.
2.	The Sellers and the FLOW Sellers, respectively, under the Asset Purchase Agreement and the Membership Interest Purchase Agreement will retain accounts receivable earned prior to the Closing Date of each such Agreement and the Management Services Agreement, and the parties may revise such Agreements if necessary prior to the Closing Date solely to effect the foregoing.
3.	The Company acknowledges and agrees that pursuant to the current terms of the Management Services Agreement and Employee Leasing Agreement, the payroll and benefits of all employees will be paid prior to any payments remitted to the Company.
4.	The Company also agreed to amend Dr. Megid’s Employment Agreement to provide for an additional $300,000 in compensation (total) over the next three years

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Letter Agreement which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Letter Agreement dated July 31, 2023
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

-3-